EXHIBIT (a)(4)

AMENDMENT NO. 3 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY TARGET MATURITIES TRUST

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 1st day of November, 2010, by the Trustees hereunder.

WHEREAS, the Target 2010 Fund was liquidated in accordance with a Plan of Liquidation, effective September 24, 2010; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Target Maturities Trust (the "Trust") to change the name of several Series as set forth below:

Former Name	New Name
Target 2015 Fund Target 2020 Fund Target 2025 Fund	Zero Coupon 2015 Fund Zero Coupon 2020 Fund Zero Coupon 2025 Fund

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Target Maturities Trust

/s/ Jonathan S. Thomas	/s/ Peter F. Pervere
Jonathan S. Thomas	Peter F. Pervere

/s/ John Freidenrich	/s/ Myron S. Scholes
John Freidenrich	Myron S. Scholes

/s/ Ronald J. Gilson	/s/ John B. Shoven
Ronald J. Gilson	John B. Shoven

/s/ Frederick L.A. Grauer
Frederick L.A. Grauer

SCHEDULE A

American Century Target Maturities Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

Zero Coupon 2015 Fund	Investor Class Advisor Class	09/01/1986 08/01/1997

Zero Coupon 2020 Fund	Investor Class Advisor Class	12/29/1989 08/01/1997

Zero Coupon 2025 Fund	Investor Class Advisor Class	02/16/1996 08/01/1997

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

A-1